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                                                                                                                        Exhibit N
Metris Receivables, Inc.                                                    Metris Master Trust                    Monthly Report
Securityholders' Statement                                                     Series 1999-2                             Aug-2001
Section 5.2                                                                  Class A           Class B                Total
(i) Security Amount ..................................................    500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................              0.00                --                  0.00
(iii) Security Interest Distributed ..................................      1,778,194.44                --          1,778,194.44
(iv) Principal Collections ...........................................     24,078,261.80      2,381,366.58         26,459,628.38
(v) Finance Charge Collections .......................................     11,238,579.97      1,111,507.91         12,350,087.88
       Recoveries ....................................................        486,915.33         48,156.46            535,071.79
       Principal Funding Account Investment Earnings .................              0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......              0.00              0.00                  0.00
         Total Finance Charge Collections ............................     11,725,495.30      1,159,664.37         12,885,159.67
Total Collections ....................................................     35,803,757.10      3,541,030.95         39,344,788.05
             (vi) Aggregate Amount of Principal Receivables ..........                --                --      7,832,213,014.91
       Invested Amount (End of Month) ................................    500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................         6.3838917%        0.6313739%            7.0152657%
       Fixed/Floating Allocation Percentage ..........................         6.3838917%        0.6313739%            7.0152657%
       Invested Amount (Beginning of Month) ..........................    500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                --             85.66%     7,081,239,742.84
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                --              5.49%       454,224,142.84
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                --              2.82%       233,239,431.95
       90 Days and Over (60+ Days Contractually Delinquent) ..........                --              6.02%       497,709,941.63
Total Receivables ....................................................                --            100.00%     8,266,413,259.26
                (viii) Aggregate Investor Default Amount .............                --                --          5,587,030.92
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year) .....................                --                --                 11.97%
(ix) Charge-Offs .....................................................              0.00              0.00                  0.00%
(x) Servicing Fee ....................................................                --                --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                --                --                  0.00
(xii) Excess Funding Account Balance .................................                --                --                  0.00
(xiii) New Accounts Added ............................................                --                --                  0.00
(xiv) Average Gross Portfolio Yield ..................................                --                --                 27.61%
         Average Net Portfolio Yield .................................                --                --                 15.64%
(xv) Minimum Base Rate ...............................................                --                --                  6.13%
        Excess Spread ................................................                --                --                  9.51%
(xvi) Principal Funding Account Balance ..............................                --                --                  0.00
(xvii) Accumulation Shortfall ........................................                --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                --                --             July 2005
        Accumulation Period Length ...................................                --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                --                --                  0.00
        Required Reserve Account Amount ..............................                --                --                  0.00
        Available Reserve Account Amount .............................                --                --                  0.00
        Covered Amount ...............................................                --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                --                --                  0.00
(xxi) Policy Claim Amount ............................................                --                --                  0.00
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